EXHIBIT 99.22
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AT THE TRUST
Robert G. Higgins                      Investor Relations
First Vice President, General Counsel  L.G. Schafran - Chairman and
630-218-7255                           Interim CEO/President
bhiggins@banyanreit.com                630-218-7250
                                       ir@banyanreit.com




FOR IMMEDIATE RELEASE
TUESDAY, OCTOBER 1, 2002




                 BANYAN STRATEGIC REALTY TRUST EXTENDS
               NORTHLAKE CLOSING DATE TO OCTOBER 2, 2002


OAK BROOK, ILLINOIS - OCTOBER 1, 2002 - BANYAN STRATEGIC REALTY TRUST (OTCBB: BSRTS) announced today that it has entered into an amendment with the proposed purchaser of Banyan's ground lease interest in the Northlake Tower Festival Mall (suburban Atlanta, Georgia), extending the closing date from September 30, 2002 to October 2, 2002. The extension was necessitated by, among other things, the fact that the purchaser had not yet obtained all of the approvals of the required rating agencies necessary for closing.

In addition, formal consent to the transaction has not yet been received from the owner of the land upon which the shopping center is situated. Rating agency approval is required for the purchaser's assumption of the first mortgage debt that encumbers the property, and the land owner's consent is required by the applicable ground lease.

Banyan stated that it has been advised that all issues have been resolved between the purchaser and the land owner, and a proposed amendment to the existing ground lease has been tendered to the rating agencies for approval. The review of this amendment has delayed the approval from the rating agencies.

Banyan indicated that both the company and the purchaser intend to work together to accomplish the remaining steps in order to close on or prior to the October 2, 2002 closing date. If the rating agency approvals are not received by such time, or other conditions precedent to closing are not satisfied, the purchaser may terminate the contract without penalty.

Banyan Strategic Realty Trust is an equity Real Estate Investment Trust
(REIT) that adopted a Plan of Termination and Liquidation on January 5, 2001. On May 17, 2001, the Trust sold approximately 85% of its portfolio in a single transaction. Other properties were sold on April 1, 2002 and May 1, 2002. Banyan now owns a leasehold interest in one (1) real estate property located in Atlanta, Georgia, representing approximately 9% of its original portfolio. This property is subject to a contract of sale, currently scheduled to close on October 2, 2002. Since adopting the Plan of Termination and Liquidation, Banyan has made liquidating distributions totaling $5.45 per share. As of this date, the Trust has 15,496,806 shares of beneficial interest outstanding.








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BANYAN STRATEGIC REALTY TRUST
ADD 1




Except for the historical information contained herein, certain matters discussed in this release are forward-looking statements, the achievement of which involve risks and uncertainties such as the sale of the Trust's remaining property, the amount of the remaining liquidating distributions, the outcome of pending litigation and other risks and uncertainties that are detailed from time to time in the Trust's reports filed with the Securities and Exchange Commission, including the report on Form 10-K for the year ended December 31, 2001 which was filed with the Securities and Exchange Commission on March 21, 2002. Please see also the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section which was included in our Form 10-Q for the quarter ended June 30, 2002 which was filed with the Securities and Exchange Commission on August 9, 2002. Without limitation, the foregoing words such as "anticipates", "expects", "intends", "plans", and similar expressions are intended to identify forward-looking statements.







          SEE BANYAN'S WEBSITE AT http://www.banyanreit.com.









































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